Exhibit 99.1

FOR IMMEDIATE RELEASE	COMPANY CONTACT: Mike Hershberger
March 8, 2017	Chief Financial Officer
(877) 376 5831 x282
mhershberger@hiiquote.com

Health Insurance Innovations, Inc. Announces Pricing of Secondary Public

Offering by Selling Stockholders

Tampa, FL— March 8, 2017 — (GLOBE NEWSWIRE) — Health Insurance Innovations, Inc. (HIIQ) (NASDAQ:HIIQ), a leading developer, distributor, and virtual administrator of affordable health insurance and supplemental plans, announced the pricing of a secondary underwritten public offering of 3,000,000 shares of its Class A common stock at a price to the public of $14.00 per share. All such shares were offered and sold by certain stockholders of the Company, which stockholders are entities owned and controlled, directly and indirectly, by Michael Kosloske, the founder, Chief of Product Innovation, and a director of the Company. The selling stockholders will receive all of the net proceeds from the offering. The Company did not sell any shares in the offering. The offering is expected to close on March 13, 2017, subject to the satisfaction of customary closing conditions.

Canaccord Genuity Inc. and Cantor Fitzgerald & Co. are acting as joint book-running managers of the offering. Northland Capital Markets and Lake Street Capital Markets are acting as co-managers of the offering.

A shelf registration statement (No. 333-193842) relating to the shares of common stock sold in the offering was filed with the Securities and Exchange Commission (SEC) and is effective. A prospectus supplement and accompanying base prospectus relating to the offering have been filed with the SEC and are available free of charge on the SEC’s website located at www.sec.gov. Copies of the prospectus supplement and accompanying prospectus, when available, may also be obtained by contacting Canaccord Genuity, Attention: Syndicate Department, 99 High Street, 12th Floor, Boston, MA 02110, by telephone at (617) 371-3900, or by email at prospectus@canaccordgenuity.com; or by contacting Cantor Fitzgerald & Co., Attention: Capital Markets, 499 Park Ave., 6th Floor, New York, NY 10022, by telephone at (212) 829-7122, or by email at prospectus@cantor.com.

This press release does not constitute an offer to sell, or the solicitation of an offer to buy, these securities, nor will there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale is not permitted.

About Health Insurance Innovations, Inc. (HIIQ)

HIIQ is a market leader in developing innovative health insurance products that are affordable and meet the needs of health insurance plan shoppers. HIIQ develops insurance products through partnerships with best-in-class insurance companies and markets them via its broad distribution network of licensed insurance agents across the nation, its call center network and its unique online capability. Additional information about HIIQ can be found at HiiQuote.com. HIIQ’s Consumer Division includes AgileHealthInsurance.com, a website for researching, comparing and purchasing short-term health insurance products online and HealthPocket.com, a free website that compares and ranks all health insurance plans, and uses objective data to publish unbiased health insurance market analyses and other consumer advocacy research.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements other than historical fact, and may include statements relating to goals, plans and projections regarding new markets, products, services, growth strategies, anticipated trends in our business and anticipated changes and developments in the United States health insurance system and laws. Forward-looking statements based on HIIQ’s current assumptions, expectations and beliefs are generally identifiable by use of words “may,” “might,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue,” or similar expressions and involve significant risks and uncertainties that could cause actual results, developments and business decisions to differ materially from those contemplated by these statements. These risks and uncertainties include, among other things, our ability to maintain relationships and develop new relationships with health insurance carriers and distributors, our ability to retain our members, the demand for our products, the amount of commissions paid to us or changes in health insurance plan pricing practices, our ability to integrate our acquisitions, competition, changes and developments in the United States health insurance system and laws, and HIIQ’s ability to adapt to them, the ability to maintain and enhance our name recognition, difficulties arising from acquisitions or other strategic transactions, and our ability to build the necessary infrastructure and processes to maintain effective controls over financial reporting. These and other risk factors that could cause actual results to differ materially from those expressed or implied in our forward-looking statements are discussed in HIIQ’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (SEC) as well as other documents that may be filed by HIIQ from time to time with the Securities and Exchange Commission, which are available at www.sec.gov. Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. You should not rely on any forward-looking statement as representing our views in the future. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

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